Exhibit 99.1

Roche and Prothena Enter into Worldwide Collaboration to Co-Develop and Co-Promote Antibodies for Treatment of Parkinson’s Disease

•
Prothena to receive up to $600 million, inclusive of upfront payment and near-term clinical milestone totaling $45 million, as well as 30 percent of U.S. profits, and up to double-digit royalties on ex-U.S. net sales

•	Prothena to host conference call/webcast today (December 11) at 4:30 p.m. Eastern Time

BASEL, Switzerland and DUBLIN, Ireland - December 11, 2013 - Roche (SIX: RO, ROG; OTCQX: RHHBY) and Prothena Corporation plc (NASDAQ:PRTA), announced today that they have entered into a worldwide collaboration to develop and commercialize antibodies that target alpha-synuclein, including PRX002, Prothena’s monoclonal antibody for the treatment of Parkinson’s disease, which is currently in preclinical development and is expected to enter Phase 1 clinical trials in patients with Parkinson’s disease in 2014.

Synuclein proteins are a family of charged proteins found throughout the body. One protein from this family, alpha-synuclein, is found extensively in neurons and is a major component of pathological inclusions that characterize several neurodegenerative disorders, including Parkinson's disease, dementia with Lewy bodies, neurodegeneration with brain iron accumulation type 1, and multiple system atrophy, which collectively are termed synucleinopathies.

“Parkinson's is a severely debilitating and progressive neurodegenerative disease that leads to both a gradual worsening of motor function and cognitive and behavioral alterations,” said Luca Santarelli, Head of Neuroscience and Small Molecules Research at Roche. “Currently, there is no treatment that modifies its course, and by targeting one of Parkinson’s key molecular determinants, PRX002 has the potential to slowdown or reduce its progression. This approach is consistent with our strategy in other neurodegenerative diseases, such as Alzheimer’s, Huntington, Multiple Sclerosis or Spinal Muscular Atrophy, where we target the molecular pathophysiology and intervene early with the objective to slowdown or halt the progression of disease.”

“We are excited to be working with Roche to develop PRX002 as a disease modifying treatment for Parkinson’s disease and potentially other synucleinopathies. Roche is a global leader in drug development with significant experience in developing drugs to treat neurological diseases,” said Dale Schenk, PhD, President and Chief Executive Officer of Prothena. “By combining Roche’s expertise with our own, this collaboration will greatly enhance our development efforts with PRX002 and allow us to move forward in a more comprehensive manner. This collaboration also represents an important milestone in our growth as we continue to execute on our corporate strategy to be a leading fully-integrated biotechnology company.”

Roche and Prothena will collaborate on the development of PRX002 for Parkinson’s disease and potentially other synucleinopathies. Prothena also has an option to co-promote PRX002 in the U.S. In the U.S., the companies will share all development and commercialization costs, as well as profits, on a 70/30 basis (70% Roche and 30% Prothena). Outside the U.S., Roche will have sole responsibility for developing and commercializing PRX002 and will pay Prothena up to double-digit royalties on net sales.

Under the terms of the agreement, Prothena will receive an upfront payment and near-term clinical milestone totaling $45 million. Prothena is also eligible to receive additional payments of up to $380 million upon the achievement of development, regulatory and first commercial sales milestones plus up to an additional $175 million in ex-U.S. commercial milestone payments. The total worldwide upfront and milestone payments may amount up to $600 million.

Also as part of the agreement, Roche and Prothena will initiate a research collaboration focused on optimizing early stage antibodies targeting alpha-synuclein including incorporation of Roche’s proprietary Brain Shuttle™ technology to increase delivery of therapeutic antibodies to the brain.

The transaction is subject to customary regulatory clearances including expiration of the applicable Hart-Scott-Rodino waiting period. Prothena’s legal and financial advisers on the transaction were Latham & Watkins LLP and BioAsset Advisors, respectively.

Conference Call

Prothena will host a conference call this afternoon (December 11) at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss this announcement.

The conference call and live audio webcast can be accessed as follows:
Dial-in: 877-887-5215 (U.S. toll free) or 315-625-3069 (international)
Conference ID Number: 21227734
Webcast: http://ir.prothena.com

A replay of the webcast will be available for 30 days following the conference call date via dial-in to 855-859-2056 (U.S. toll free) or 404-537-3406 (international), Conference ID Number 21227734, or via webcast on the investor relations section of Prothena's website at http://ir.prothena.com.

About Parkinson’s disease

Parkinson’s disease is the second most common neurodegenerative disorder after Alzheimer’s disease. There are an estimated seven to ten million patients with Parkinson’s disease worldwide. Current treatments for Parkinson’s disease are effective at managing the early motor symptoms of the disease, mainly through the use of levodopa and dopamine agonists. As the disease progresses and dopaminergic neurons continue to be lost, these drugs eventually become less effective at treating the symptoms.

About PRX002

PRX002, a monoclonal antibody targeting alpha-synuclein, has been tested in various cellular and animal models of synuclein-related disease and has shown in multiple transgenic mouse models of Parkinson’s disease, that passive immunization with 9E4, the murine version of PRX002, reduced the appearance of synuclein pathology, protected synaptic connections and improved performance by the mice in behavioral testing. PRX002 may slow or reduce the neurodegeneration associated with synuclein misfolding and/or cell-to-cell transmission of pathogenic forms of synuclein.

About Prothena

Prothena Corporation plc is a clinical stage biotechnology company focused on the discovery, development and commercialization of novel antibodies for the potential treatment of a broad range of diseases that involve protein misfolding and cell adhesion, particularly on the discovery, development and commercialization of potential therapeutic monoclonal antibodies directed specifically to disease-causing proteins. These potential therapies have a broad range of indications, including AL and AA forms of amyloidosis (NEOD001), Parkinson’s disease and related synucleinopathies (PRX002), and novel cell adhesion targets involved in inflammatory disease and metastatic cancers (PRX003). Prothena conducts its operations through its wholly-owned subsidiaries, Neotope Biosciences Limited, Onclave Therapeutic Limited and Prothena Biosciences Inc. For more information, please visit www.prothena.com.

About Roche Neuroscience

Roche is working on new molecular entities in neuroscience that could become the next generation of medicines for a range of diseases including schizophrenia, multiple sclerosis, depression, neurodevelopmental disorders, Parkinson’s disease and Alzheimer’s disease. With one of the strongest neuroscience pipelines in the industry, and by working closely with academic institutions, biotech companies, and forming public-private partnerships, Roche’s focus is on expanding its neuroscience franchise to better serve patients.

About Roche

Headquartered in Basel, Switzerland, Roche is a leader in research-focused healthcare with combined strengths in pharmaceuticals and diagnostics. Roche is the world's largest biotech company, with truly differentiated medicines in oncology, infectious diseases, inflammation, metabolism and neuroscience. Roche is also the world leader in in vitro diagnostics and tissue-based cancer diagnostics, and a frontrunner in diabetes management. Roche's personalised healthcare strategy aims at providing medicines and diagnostic tools that enable tangible improvements in the health, quality of life and survival of patients. In 2012 Roche had over 82,000 employees worldwide and invested over 8 billion Swiss francs in R&D. The Group posted sales of 45.5 billion Swiss francs. Genentech, in the United States, is a wholly owned member of the Roche Group. Roche is the majority shareholder in Chugai Pharmaceutical, Japan. For more information, please visit www.roche.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, the ability to maintain HSR compliance, the ability of Prothena and Roche to successfully research, develop and commercialize antibodies that target alpha-synuclein (including PRX002), the ability of Prothena and Roche to obtain regulatory approval to manufacture, market and sell PRX002 in or outside of the United States, the efficacy of PRX002 as a treatment for Parkinson’s disease or other synucleinopathies, the ability for Prothena to achieve milestones or receive royalties under the agreement in order to receive payments thereunder, and the expected timing of PRX002 clinical development, including Phase 1 clinical trials. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "should," "estimate," "expect," "intend," "may," "plan," "predict," "project," "potential," "target," "will" and similar terms and phrases, including references to assumptions. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to known and unknown risks, uncertainties and other factors including, but not limited to the risks and uncertainties described in Prothena’s SEC filings, including the "Risk Factors" section of Prothena’s Annual

Report on Form 10-K and Quarterly Reports on Form 10-Q. Prothena undertakes no obligation to update publicly any forward-looking statements contained in this press release as a result of new information, future events or changes in Prothena's expectations.

# # #

For further information:

Prothena
Investors:  Tran Nguyen, CFO
650-837-8535, IR@prothena.com
Media:  Anita Kawatra
646-256-5116, anita.kawatra@prothena.com

Roche Partnering
Emilie Vincent, Head of Roche Partnering Communications, emilie.vincent@roche.com

4